Exhibit 3.1

AMENDED AND RESTATED CODE OF REGULATIONS

OF

FIRST DEFIANCE FINANCIAL CORP.

(as amended through May 28, 2020)

ARTICLE I

Principal Office

The principal office of First Defiance Financial Corp. (herein the “Corporation”) in Ohio is located at 601 Clinton Street, Defiance, Ohio 43512. The Corporation may also have offices at such other places within or without the State of Ohio as the Board of Directors shall from time to time determine.

ARTICLE II

Stockholders

SECTION 1. Place of Meetings. All annual and special meetings of stockholders shall be held at such place within or without the State in which the principal executive office of the Corporation is located as the Board of Directors may determine and as designated in the notice of such meeting.

SECTION 2. Annual Meeting. A meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the Board of Directors may determine.

SECTION 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, the president or the Board of Directors in accordance with the Corporation’s Articles of Incorporation.

SECTION 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the rules and procedures established by the Board of Directors. The Board of Directors shall designate, when present, either the Chairman of the Board or president to preside at such meetings.

SECTION 5. Notice of Meeting. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing his duties, not less than seven days nor more than sixty days before the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid. If a stockholder is present at a meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary. When any stockholders’ meeting, either annual or special, is adjourned, notice of adjournment need not be given if the time and place to which such meeting is adjourned are fixed and announced at such meeting.

Upon request in writing delivered either in person or by registered mail to the president or the secretary by any persons entitled to call a meeting of stockholders, the president or the secretary shall give written notice of the meeting to be held on a date not less than seven nor more than sixty days following the provision of such notice. If such notice is not given within fifteen days after the delivery or mailing of such request, the persons calling the meeting may fix the time of the meeting and give notice thereof as provided in the preceding paragraph, or cause notice to be given by any designated representative.

SECTION 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall not be a date earlier than the date on which the record date is fixed and shall not be more than sixty days and, in case of a meeting of stockholders, not less than twenty days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 7. Voting Lists. The Corporation shall make available upon the request of any stockholder at any meeting of stockholders, a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders.

SECTION 8. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding voting shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. Every appointment of a proxy shall be revocable unless such appointment is coupled with an interest.

SECTION 10. Voting. Every stockholder entitled to vote shall be entitled to one vote for each share of stock held by him. Unless otherwise provided in the Articles of Incorporation, by applicable law, or by this Code of Regulations, a majority of those votes cast by stockholders at a lawful meeting shall be sufficient to pass on a transaction or matter.

SECTION 11. Voting of Shares in the Name of Two or More Persons. When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting and, an equal number of votes shall be cast for and against any proposal if a majority cannot agree.

SECTION 12. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, and except to the extent inconsistent with applicable law, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian, conservator or a trustee in bankruptcy may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee, other than a trustee in bankruptcy, shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

SECTION 13. Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the Board of Directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the Chairman of the Board or the president may, and on the request of not less than ten percent of the votes represented at the meeting shall, make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the Chairman of the Board or the president.

Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

ARTICLE III

Officers

SECTION 1. Positions. The officers of the Corporation shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may also designate the Chairman of the Board as an officer. The president shall be the chief executive officer, unless the Board of Directors designates another person as the chief executive officer. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The Board of Directors may designate one or more vice presidents as executive vice president or senior vice president. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders or at such other meeting of the Board of Directors as is determined by the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law, but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article III.

SECTION 3. Removal. Any officer may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

ARTICLE IV

Contracts, Loans, Checks and Deposits

SECTION 1. Contracts. To the extent permitted by applicable law, and except as otherwise prescribed by the Corporation’s Articles of Incorporation or this Code of Regulations with respect to certificates for shares, the Board of Directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authorization may be general or confined to specific instances.

SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts. Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the Board of Directors may select.

ARTICLE V

Certificates for Shares and Their Transfer

SECTION 1. Uncertificated Shares of Stock; Stock Certificates. To the extent permitted by applicable law and unless otherwise provided by the Corporation’s Articles of Incorporation, the Board of Directors may provide by resolution that some or all of any or all classes and series of shares of capital stock in the Corporation shall be issued in uncertificated form pursuant to customary arrangements for issuing shares in such uncertificated form. Any such resolution shall not apply to shares then represented by a certificate until such certificate is surrendered to the Corporation, nor shall such a resolution apply to a certificated share issued in exchange for an uncertificated share. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to applicable law. In case any such officer who has signed any such certificate shall have ceased to be such officer before such certificate is delivered by the Corporation, it may nevertheless be issued and delivered by the Corporation with the same effect as if such officer had not ceased to be such at the date of its delivery. Any certificate representing the stock of the Corporation shall be in such form as shall be approved by the Board of Directors and shall conform to the requirements of the laws of the State of Ohio.

SECTION 2. Form of Share Certificates. All certificates representing shares issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any stockholder upon request and without charge within five days after receipt of written request therefor a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

Each certificate representing shares shall state upon the face thereof: that the Corporation is organized under the laws of the State of Ohio; the name of the person to whom issued; the number of shares represented by such certificate; the date of issue; the designation of the series or class, if any, which such certificate represents. Other matters in regard to the form of the certificates shall be determined by the Board of Directors.

SECTION 3. Payment of Shares. No certificate shall be issued for any shares until such share is fully paid.

SECTION 4. Form of Payment for Shares. The consideration for the issuance of shares shall be paid in accordance with the provisions of the Corporation’s Articles of Incorporation.

SECTION 5. Transfer of Shares. Transfers of uncertificated shares of the Corporation shall be made on the books of the Corporation only by the holder thereof in person or by attorney upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with customary procedures for transferring shares in uncertificated form. Transfers of certificated shares of the Corporation shall be made on the books of the Corporation only by the person named in the certificate, or by an attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class or series of stock, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require. No transfer of shares of the Corporation shall be valid until such transfer shall have been made upon the books of the Corporation.

SECTION 6. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 7. Lost Certificates. In case any certificate of shares of the Corporation shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers thereunto duly authorized by the Board of Directors, may authorize the issue of a substitute certificate or substitute stock in uncertificated form in the place of the certificate so lost, stolen or destroyed; provided, however, that in each such case, the applicant for a substitute certificate or substitute share of the Corporation in uncertificated form shall furnish to the Corporation evidence to the Corporation, which determines in its discretion is satisfactory, of the loss, theft, or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required.

SECTION 8. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

Fiscal Year; Annual Audit

The fiscal year of the Corporation shall be determined by the Board of Directors. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors.

ARTICLE VII

Dividends

Subject to the provisions of the Articles of Incorporation and applicable law, the Board of Directors may, at any regular or special meeting, declare dividends on the Corporation’s outstanding capital stock. Dividends may be paid in cash, in property or in the Corporation’s own stock.

ARTICLE VIII

Corporate Seal

The corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

ARTICLE IX

Amendments

In accordance with the Corporation’s Articles of Incorporation, this Code of Regulations may be repealed, altered, amended or rescinded by the stockholders of the Corporation by vote of not less than a majority of the outstanding voting power of the Corporation entitled to vote at a meeting of the stockholders called for that purpose. In addition, this Code of Regulations may be repealed, altered, amended or rescinded by the affirmative vote of a majority of the authorized number of directors.

ARTICLE X

Board of Directors

SECTION 1. General Powers. The business and affairs of the Corporation shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a Chairman of the Board from among its members.

SECTION 2. Number and Classification. The number of members of the Board of Directors (such number referred to herein as the “authorized number of directors”) may be increased or decreased by resolution of the Board of Directors within the range set forth in the Corporation’s Articles of Incorporation. The Board of Directors shall be divided into classes in accordance with the provisions of the Corporation’s Articles of Incorporation.

SECTION 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Section immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or the Chief Executive Officer, or by one-third of the directors. The persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by such persons.

Members of the Board of Directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

SECTION 5. Notice. Written notice of any special meeting shall be given to each director at least two days previous thereto if delivered personally or by email, or at least five days previous thereto if delivered by mail at the address of the director on the records of the Corporation. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed, or when sent if by email. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, unless, prior to or at the commencement of such meeting, such director objects to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 6. Quorum. A majority of the number of directors fixed by Section 2 of this Article X shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article X.

SECTION 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by this Code of Regulations, the Articles of Incorporation, or the laws of Ohio.

SECTION 8. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

SECTION 9. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the Chairman of the Board or the Chief Executive Officer. Unless otherwise specified therein such resignation shall take effect upon the acceptance thereof by the Chairman of the Board or the Chief Executive Officer.

SECTION 10. Vacancies. Vacancies occurring in the Board of Directors shall be filled in accordance with the provisions of the Corporation’s Articles of Incorporation. A director elected to fill a vacancy shall be elected to serve until the annual meeting of stockholders at which the term of the class to which the director has been chosen expires.

SECTION 11. Presumption of Assent. Unless Ohio law provides otherwise, a director of the Corporation who is present at a meeting of the Board of Directors at which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless (i) he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting; (ii) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

SECTION 12. Compensation. The Board of Directors may, by resolution, from time to time establish the compensation to be paid to directors for their service as such. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the Board of Directors may determine.

ARTICLE XI

Committees of the Board of Directors

The Board of Directors may, by resolution passed by a majority of the authorized number of directors, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof. Each committee shall consist of not less than three directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

The Board of Directors shall have power, by the affirmative vote of a majority of the number of directors fixed by Article X, Section 2, at any time to change the members of, to fill vacancies in, and to discharge any committee of the Board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the Board, the Chairman of the Board, the Chief Executive Officer, the Chairman of such committee, or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the Board called for that purpose.

ARTICLE XII

Certain Governance Matters

SECTION 1. Interpretation. The provisions of this Article XII shall apply notwithstanding anything to the contrary set forth in this Code of Regulations. In the event of any inconsistency between any provision of this Article XII and any other provision of this Code of Regulations, such provision of this Article XII shall control.

SECTION 2. Office of the Bank. The main office of the Corporation’s subsidiary, First Federal Bank of the Midwest, herein the “Bank,” will be located in Youngstown, Ohio.

SECTION 3. Officers of the Corporation. Notwithstanding any other provision of this Code of Regulations, the Board of Directors shall, subject to the next succeeding paragraph in this Section 3, elect the following individuals to the following officer positions for the periods of time set forth opposite their names, pursuant to Section 7.14(d) of the Agreement and Plan of Merger between the Corporation and United Community Financial Corp. (“United Community”), dated September 9, 2019 (the “Agreement”) (terms capitalized but not otherwise defined in this Code of Regulations shall have the meaning given to them in the Agreement):

Name	Position	Term
Donald Hileman	Executive Chairman of the Board of Directors

Beginning on a date during the period commencing January 1, 2021 and ending June 30, 2021, as determined by the Board of Directors, or any such earlier date as of which Donald Hileman ceases for any reason to serve as Chief Executive Officer (the “Succession Date”).

Ending upon the date on which his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in accordance with this Code of Regulations.

Donald Hileman	Chief Executive Officer	Beginning at the Effective Time. Ending on the Succession Date.

Gary Small	Chief Executive Officer

Beginning on the Succession Date.

Ending upon the date on which his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in accordance with this Code of Regulations.

Gary Small	President

Beginning at the Effective Time.

Continuing at and following the Succession Date and ending upon the date on which his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in accordance with this Code of Regulations.

The removal of any of these individuals from, or the failure to appoint or re-elect the individuals to, the positions listed above or set forth in any of their respective employment agreements with the Corporation, any modification to any of their respective duties, authority or reporting relationships and any amendment to or termination of any employment agreements entered into by the Corporation with the foregoing individuals shall require the affirmative vote of three-fourths of the authorized number of directors until the second anniversary of the Succession Date. Until the second anniversary of the Succession Date, upon the death, resignation, removal, disqualification or other cessation of service by any of the individuals serving in the capacities set forth above (or any of such individuals’ successors selected and appointed pursuant to this subsection), the Corporation shall not appoint any individual to serve in such capacity, except with the affirmative vote of three-fourths of the authorized number of directors.

SECTION 4. Officers of the Bank. The Corporation shall, subject to the next succeeding paragraph in this Section 4, cause the Bank to elect the following individuals to the following officer positions at the Bank for the periods of time set forth opposite their names, pursuant to Section 7.14(d) of the Agreement:

Name	Position	Term
Donald Hileman	Executive Chairman of the Board of Directors of the Bank

Beginning on the Succession Date.

Ending upon the date on which his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in accordance with this Code of Regulations and the organizational documents of the Bank.

Donald Hileman	Chief Executive Officer	Beginning at the Effective Time. Ending on the Succession Date.

Gary Small	Chief Executive Officer

Beginning on the Succession Date.

Ending upon the date on which his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in accordance with this Code of Regulations and the organizational documents of the Bank.

Gary Small	President

Beginning at the Effective Time.

Continuing at and following the Succession Date and ending upon the date on which his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in accordance with this Code of Regulations and the organizational documents of the Bank.

The Corporation shall cause the Bank not to remove any of these individuals from, or fail to appoint or re-elect the individuals to, the positions listed above or set forth in any of their respective employment agreements with the Bank, or modify any of their respective duties, authority or reporting relationships or amend or terminate any employment agreements entered into by the Bank with the foregoing individuals, in each case, without the affirmative vote of three-fourths of the authorized number of directors of the Corporation until the second anniversary of the Succession Date. Until the second anniversary of the Succession Date, upon the death, resignation, removal, disqualification or other cessation of service by any of the individuals serving in the capacities set forth above (or any of such individuals’ successors selected and appointed pursuant to this subsection), the Corporation shall cause the Bank not to appoint any individual to serve in such capacity, except with the affirmative vote of three-fourths of the authorized number of directors of the Corporation.

SECTION 5. Amendments to this Code of Regulations. Prior to the second anniversary of the Succession Date, any repeal, alteration, amendment or rescindment of Article I or this Article XII of this Code of Regulations by the Board of Directors shall require (and any such repeal, alteration, amendment or rescindment may be proposed or recommended by the Board of Directors for adoption by the stockholders of the Corporation only by) the affirmative vote of three-fourths of the authorized number of directors. Prior to the second anniversary of the Succession Date, the Corporation may not exercise its authority, in its capacity as sole stockholder of the Bank, to (and the Corporation shall cause the Bank not to) modify, amend or repeal any of the provisions of the organizational documents of the Bank implementing the provisions of this Article XII, or implement or adopt any provisions of the organizational documents of the Bank inconsistent with the foregoing, in each case, without the affirmative vote of three-fourths of the authorized number of directors of the Corporation.

SECTION 6. Board of Directors of the Corporation. In accordance with Section 7.14(c) of the Agreement, the following provisions shall govern directors to the exclusion of any provision in this Code of Regulations to the contrary. At the Effective Time, the Board of Directors of the Corporation, as the Surviving Entity, shall consist of thirteen directors who shall consist of: (i) Donald Hileman, John Bookmyer, and five other persons who served as directors of the Corporation or the Bank immediately prior to the Effective Time and are designated by the Corporation (each, a “Corporation-Related Director,” which term shall include any directors who are subsequently appointed or nominated and elected to fill a vacancy created by the cessation of service of a Corporation-Related Director, as applicable, in accordance with this Article XII, Section 6); and (ii) Gary Small, Richard Schiraldi, and four other persons who served as directors of United Community or Home Savings Bank immediately prior to the Effective Time and are designated by United Community (each, a “United Community-Related Director,” which term shall include any directors who are subsequently appointed or nominated and elected to fill a vacancy created by the cessation of service of a United Community-Related Director in accordance with this Article XII, Section 6).

The directors shall be divided into three classes. Immediately following the Effective Time, the Class I directors shall consist of two Corporation-Related Directors and two United Community-Related Directors. The initial Class I directors shall hold office for an initial term expiring at the 2022 annual meeting of stockholders, and Class I directors shall thereafter be elected to three-year terms. Upon the expiration of their initial term, the initial Class I directors shall be nominated by the Board of Directors, provided that such nomination is reasonably agreeable to the Governance and Nominating Committee in accordance with the good faith execution of its duties, for an additional term to expire at the 2025 annual meeting of stockholders. If, prior to the second anniversary of the Succession Date, any of the initial Class I directors shall for any reason cease to serve as a director or shall not stand for reelection as a director, the resultant vacancy shall be filled by the Board of Directors with an individual selected by the United Community-Related Directors (if such director was a United Community-Related Director) or the Corporation-Related Directors (if such director was a Corporation-Related Director) in good faith in a manner intended to preserve the principles of representation in this Code of Regulations, provided that such individual is reasonably agreeable to the Governance and Nominating Committee in accordance with the good faith execution of its duties, which such individual, if appointed to the Board of Directors prior to the 2022 annual meeting of stockholders, will be nominated by the Board of Directors for reelection at such annual meeting for an additional term to expire at the 2025 annual meeting of stockholders, provided again that such nomination is reasonably agreeable to the Governance and Nominating Committee in accordance with the good faith execution of its duties.

Immediately following the Effective Time, the Class II directors shall consist of two Corporation-Related Directors and two United Community-Related Directors. The initial Class II directors shall hold office for an initial term expiring at the 2021 annual meeting of stockholders, and Class II directors shall thereafter be elected to three-year terms. Upon the expiration of their initial terms, the initial Class II directors shall be nominated by the Board of Directors, provided that such nominations are reasonably agreeable to the Governance and Nominating Committee in accordance with the good faith execution of its duties, for an additional term to expire at the 2024 annual meeting of stockholders. If, prior to the second anniversary of the Succession Date, any of the initial Class II directors shall for any reason cease to serve as a director or shall not stand for reelection as a director, the resultant vacancy shall be filled by the Board of Directors with an individual selected by the United Community-Related Directors (if such director was a United Community-Related Director) or the Corporation-Related Directors (if such director was a Corporation-Related Director) in good faith in a manner intended to preserve the principles of representation in this Code of Regulations, provided that such individual is reasonably agreeable to the Governance and Nominating Committee in accordance with the good faith execution of its duties, which such individual, if appointed to the Board of Directors prior to the 2021 annual meeting of stockholders, will be nominated by the Board of Directors for reelection at such annual meeting for an additional term to expire at the 2024 annual meeting of stockholders, provided again that such nomination is reasonably agreeable to the Governance and Nominating Committee in accordance with the good faith execution of its duties.

Immediately following the Effective Time, the Class III directors shall consist of three Corporation-Related Directors and two United Community-Related Director. The initial Class III directors shall hold office for an initial term expiring at the 2020 annual meeting of stockholders, and Class III directors shall thereafter be elected to three-year terms. Upon the expiration of their initial term, the initial Class III directors shall be nominated by the Board of Directors, provided that such nomination is reasonably agreeable to the Governance and Nominating Committee in accordance with the good faith execution of its duties, for an additional term to expire at the 2023 annual meeting of stockholders. If, prior to the second anniversary of the Succession Date, any of the initial Class III directors shall for any reason cease to serve as a director or shall not stand for reelection as a director, the resultant vacancy shall be filled by the Board of Directors with an individual selected by the United Community-Related Directors (if such director was a United Community-Related Director) or the Corporation-Related Directors (if such director was a Corporation-Related Director) in good faith in a manner intended to preserve the principles of representation in this Code of Regulations, provided that such individual is reasonably agreeable to the Governance and Nominating Committee in accordance with the good faith execution of its duties, which such individual, if appointed to the Board of Directors prior to the 2020 annual meeting of stockholders, will be nominated by the Board of Directors for reelection at such annual meeting for an additional term to expire at the 2023 annual meeting of stockholders, provided again that such nomination is reasonably agreeable to the Governance and Nominating Committee in accordance with the good faith execution of its duties.

In addition, John Bookmyer shall serve as Chairman of the Board of Directors for a term beginning at the Effective Time and until the Succession Date and Richard Schiraldi shall serve as Vice Chairman of the Board of Directors for a term beginning at the Effective Time and continuing on and following the Succession Date until the date on which his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in accordance with this Code of Regulations. The removal of any of these individuals from, or the failure to appoint or re-elect the individuals to, the positions listed in the foregoing sentence shall require the affirmative vote of three-fourths of the authorized number of directors until the second anniversary of the Succession Date. Until the second anniversary of the Succession Date, upon the death, resignation, removal, disqualification or other cessation of service by any of the individuals serving in the capacities set forth above (or any of such individuals’ successors selected and appointed pursuant to this subsection), the Corporation shall not appoint any individual to serve in such capacity, except with the affirmative vote of three-fourths of the authorized number of directors.

Notwithstanding anything to the contrary herein, prior to the second anniversary of the Succession Date, the Corporation may not increase or decrease the authorized number of directors or increase, decrease or change the classification of any class of directors, in each case, without the affirmative vote of three-fourths of the authorized number of directors.

SECTION 7. Board of Directors of the Bank. At the Effective Time, the Corporation shall cause the Board of Directors of the Bank, as the surviving bank, to consist of thirteen directors who shall consist of: (i) Donald Hileman, John Bookmyer, and five other persons who served as directors of the Corporation or the Bank immediately prior to the Effective Time (each, a “Corporation-Related Bank Director,” which term shall include any directors who were subsequently appointed or nominated and elected to fill a vacancy created by the cessation of service of a Corporation-Related Bank Director in accordance with this Article XII, Section 7); and (ii) Gary Small, Richard Schiraldi, and four other persons who served as directors of United Community or Home Savings Bank immediately prior to the Effective Time (each, a “United Community-Related Bank Director,” which term shall include any directors who were subsequently appointed or nominated and elected to fill a vacancy created by the cessation of service of a United Community-Related Bank Director in accordance with this Article XII, Section 7). If, prior to the second anniversary of the Succession Date, any of the directors of the Bank shall for any reason cease to serve as a director or shall not stand for reelection as a director, the resultant vacancy shall be filled by the Board of Directors of the Bank with an individual selected by the United Community-Related Bank Directors (if such director was a United Community-Related Bank Director) or the Corporation-Related Bank Directors (if such director was a Corporation-Related Bank Director), in each case, in good faith in a manner intended to preserve the principles of representation in this Code of Regulations. Prior to the second anniversary of the Succession Date, the Corporation shall cause the Board of Directors of the Bank not to (a) fail to re-elect any of the United Community-Related Bank Directors or Corporation-Related Bank Directors or (b) increase or decrease the number of directors of the Board of Directors of the Bank, in each case, without the affirmative vote of three-fourths of the authorized number of directors of the Corporation.

In addition, the Corporation shall cause the Bank to appoint John Bookmyer as Chairman of the Board of Directors of the Bank for a term beginning at the Effective Time and until the Succession Date and Richard Schiraldi as Vice Chairman of the Board of Directors of the Bank for a term beginning at the Effective Time and continuing on and following the Succession Date until the date on which his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in accordance with this Code of Regulations. The removal of any of these individuals from, or the failure to appoint or re-elect the individuals to, the positions listed in the foregoing sentence shall require the affirmative vote of three-fourths of the authorized number of directors of the Corporation until the second anniversary of the Succession Date. Until the second anniversary of the Succession Date, upon the death, resignation, removal, disqualification or other cessation of service by any of the individuals serving in the capacities set forth above (or any of such individuals’ successors selected and appointed pursuant to this subsection), the Corporation shall cause the Bank not to appoint any individual to serve in such capacity, except with the affirmative vote of three-fourths of the authorized number of directors of the Corporation.

SECTION 8. Committees of the Board of Directors of the Corporation. At the Effective Time, the Corporation shall have an Audit Committee, a Governance and Nominating Committee, a Compensation Committee, and a Risk Committee. The Chairman of each of the Audit Committee and the Risk Committee shall be a Corporation-Related Director. The Chairman of each of the Governance and Nominating Committee and the Compensation Committee shall be a United Community-Related Director.